SANCTUARY WOODS MULTIMEDIA CORPORATION

EXHIBIT 11 - COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                                             Three Months Ended
                                          ------------------------
                                          June 30,          June 30,
                                            1996              1995

Net Income (Loss)                     $     342,978      $ (3,262,300)
                                      =============      =============
Primary shares outstanding:
 Common Shares                           23,306,162        19,837,356
 Performance shares held in escrow       (4,000,000)       (4,000,000)

 Common stock equivalents (including
   stock options and warrants)              959,302
                                      -------------      -------------
Total                                    20,265,464        15,837,356
                                      =============      =============
Primary net income (loss) per share   $        0.02       $     (0.21) (a)
                                      =============      =============
FULLY DILUTED NET LOSS PER SHARE (1)


Net Income (Loss)                     $     342,978       $(3,262,300) (a)
                                      =============      =============
Fully diluted shares outstanding:
 Common Shares                           23,306,162        19,837,356
 Common stock equivalents (including
   stock options and warrants)              976,658           716,083
                                      -------------      -------------
Total                                    24,282,820        20,553,439
                                      =============      =============
Fully diluted net income (loss)
  per share                           $        0.01       $     (0.16) (a)
                                      =============      =============

<F1>
 (a) Fully Diluted Net Loss Per Common Share has been presented in accordance with Regulation S-K Item 601(b)(11) even though the amount of fully diluted loss per share is not required to be presented in the statement of operations under the provisions of APB Opinion No. 15 because of the anti-dilutive effects of including common stock equivalents.